Exhibit 99.2
NOT FOR IMMEDIATE RELEASE
athenahealth Provides Fiscal Year 2012 Guidance at Fourth Annual Investor Summit
WATERTOWN, MA — December 15, 2011 — athenahealth, Inc. (Nasdaq: ATHN) (the “Company”), a leading provider of cloud-based business services for physician practices, today provided financial guidance for fiscal year 2012 at its Fourth Annual Investor Summit. In addition, the Company reaffirmed existing guidance for fiscal year 2011, most recently updated within the Company’s Q3 2011 earnings release.
The Company’s fiscal year 2012 guidance is presented below:
For the Fiscal Year Ending December 31, 2012

GAAP Total Revenue	$410-430 million

Non-GAAP Adjusted Gross Margin	61.5-62.5%

Non-GAAP Adjusted Operating Income	$52-60 million

Non-GAAP Adjusted Net Income per Diluted Share	$0.85-0.97

GAAP Effective Tax Rate	42-43%
“We remain confident in achieving our stated goals for fiscal year 2011 and are pleased to present an ambitious plan for fiscal year 2012,” said Tim Adams, the Company’s Chief Financial Officer. “Our fiscal year 2012 expectations are consistent with our long-standing goals to grow revenue by at least 30% annually and to invest wisely in growth and innovation.”
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.
About athenahealth
athenahealth, Inc. is a leading provider of cloud-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and care coordination services. For more information, please visit www.athenahealth.com or call (888) 652-8200.

Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth and business outlook, anticipated tax rate, and statements found under the Company’s Reconciliation of Non-GAAP Financial Measures section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; risks associated with the acquisition and integration of companies and new technologies; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with its expectations regarding its ability to maintain profitability; changes in tax rates or exposure to additional tax liabilities; the highly competitive and rapidly changing industry in which the Company operates; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, please see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.
Contacts:
Jennifer Heizer (Investors)
Director, Investor Relations
617-402-1322
investorrelations@athenahealth.com
John Hallock (Media)
Director, Corporate Communications
617-402-1428
media@athenahealth.com

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2012 GUIDANCE
(Unaudited, in thousands, except per share amounts)
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin Guidance
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP
Adjusted Gross Margin” (which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue) guidance for fiscal year 2012.

	LOW	HIGH
	Fiscal Year Ending December 31, 2012
Total revenue	$410.0	$430.0
Direct operating expense	164.6	168.0

Total revenue less direct operating expense	$245.4	$262.0

Add: Stock-based compensation expense allocated to direct operating expense	3.8	3.8
Add: Amortization of purchased intangibles	2.9	2.9

Non-GAAP Adjusted Gross Profit	$252.1	$268.7

Non-GAAP Adjusted Gross Margin	61.5%	62.5%
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and
“Non-GAAP Adjusted Operating Income Margin” (which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue) guidance for fiscal year 2012.

	LOW	HIGH
	Fiscal Year Ending December 31, 2012
Total revenue	$410.0	$430.0

GAAP net income	14.7	19.2
Add: Provision for income taxes	10.7	13.9
Add: Acquisition-related expenses	—	—
Add (less): Total other (income) expense	(0.1)	(0.1)
Add: Stock-based compensation expense	24.1	24.1
Add: Amortization of purchased intangibles	2.9	2.9

Non-GAAP Adjusted Operating Income	$52.4	$60.1

Non-GAAP Adjusted Operating Income Margin	12.8%	14.0%

Non-GAAP Adjusted Net Income Guidance
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP
Adjusted Net Income per Diluted Share” guidance for fiscal year 2012.

	LOW	HIGH
	Fiscal Year Ending December 31, 2012
GAAP net income	$14.7	$19.2
Add: Stock-based compensation expense	24.1	24.1
Add: Amortization of purchased intangibles	2.9	2.9

Sub-total of tax deductible items	$27.0	$27.0

(Less): Tax impact of tax deductible items (1)	(10.8)	(10.8)

Non-GAAP Adjusted Net Income	$31.0	$35.5

Weighted average shares — diluted	36.6	36.6

Non-GAAP Adjusted Net Income per Diluted Share	$0.85	$0.97

(1)	Tax impact calculated using a statutory tax rate of 40%

	LOW	HIGH
	Fiscal Year Ending December 31, 2012
GAAP net income per share — diluted	$0.40	$0.53
Add: Stock-based compensation expense	0.66	0.66
Add: Amortization of purchased intangibles	0.08	0.08

Sub-total of tax deductible items	$0.74	$0.74

(Less): Tax impact of tax deductible items (1)	(0.30)	(0.30)

Non-GAAP Adjusted Net Income per Diluted Share	$0.85	$0.97

Weighted average shares — diluted	36.6	36.6

(1)	Tax impact calculated using a statutory tax rate of 40%
Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus stock-based compensation expense allocated to direct operating expense and amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, amortization of purchased intangibles, total other (income) expense, stock-based compensation expense, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before (gain) loss on interest rate derivative contract stock-based compensation expense, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:
•	Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price, volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of purchased intangibles — purchased intangibles are amortized over a period of several years after an acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charge does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.